                                                     Exhibit (v)

               MONTHLY CERTIFICATEHOLDERS' STATEMENT
                   DISCOVER CARD MASTER TRUST I
                  Series 2001-1 Monthly Statement

               Class A Certificate CUSIP # 25466KDJ5
               Class B Certificate CUSIP # 25466KDK2

Distribution Date: December 16, 2002           Month Ending: November 30, 2002

Pursuant to the Series Supplement dated as of January 4, 2001 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Discover Bank (formerly Greenwood
Trust Company) and U.S. Bank National Association, as Trustee, as amended, the Trustee is required to prepare certain information each month regarding current distributions to investors and the performance of the Trust. We have set forth below this information for the Distribution Date listed above, as well as for the calendar month ended on the date listed above.

1. Payments to investors in Series 2001-1 on this Distribution Date (per $1000 of Class Initial Investor Interest)

   Series 2001-1                       Total         Interest       Principal

  Class A 31 days at  1.6012500% $1.378854167     $1.378854167      $0.000000000

  Class B 31 days at  1.9312500% $1.663020837     $1.663020837      $0.000000000


2. Principal Receivables at the end of November, 2002
   (a)	Aggregate Investor Interest                            $28,600,166,000.00

        Seller Interest                                        $5,516,493,360.48

        Total Master Trust                                    $34,116,659,360.48

   (b)	Group One Investor Interest                            $28,600,166,000.00

   (c)  Series 2001-1 Investor Interest                        $1,263,158,000.00

   (d)  Class A Investor Interest                              $1,200,000,000.00

        Class B Investor Interest                                 $63,158,000.00

3. Allocation of Receivables Collected During November, 2002
                                                                       Yield
                                                                    Collections/
                                 Finance Charge      Principal       Additional
                                   Collections      Collections        Funds
(a)  Allocation of Collections between Investors and Seller:

Aggregate Investor Allocation     $403,812,001.48 $4,406,178,273.31        $0.00

Seller Allocation                  $76,595,156.47   $835,764,942.45        $0.00

(b)  Group One Allocation         $403,812,001.48 $4,406,178,273.31        $0.00

(c)  Series 2001-1 Allocation      $17,834,635.34   $194,601,899.94        $0.00

(d)  Class A Allocation            $16,942,999.65   $184,872,853.33        $0.00

     Class B Allocation               $891,635.69     $9,729,046.61        $0.00

                                   1

(e)	Principal Collections as a monthly percentage of Master
        Trust Receivables at the beginning of November, 2002              15.20%

(f)	Finance Charge Collections as a monthly percentage of Master
        Trust Receivables at the beginning of November, 2002               1.39%

(g)	Total Collections as a monthly percentage of Master
        Trust Receivables at the beginning of November, 2002              16.59%

4. Information Concerning the Series Principal Funding Account ("SPFA")

               Deposits into the   Deficit Amount
                  SPFA on this         on this           SPFA       Investment
               Distribution Date  Distribution Date    Balance        Income
Series 2001-1               $0.00              $0.00         $0.00         $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

                           Amount Paid on   Deficit Amount on   Total Payments
                                this              this           through this
                         Distribution Date  Distribution Date  Distribution Date
Series 2001-1                  $0.00              $0.00              $0.00

6. Information Concerning the Series Interest Funding Account ("SIFA")

                                         Deposits into the SIFA       SIFA
                                        on this Distribution Date    Balance
   Series 2001-1                                   $1,759,658.07           $0.00

7. Pool Factors for November, 2002
   Class A                                                            1.00000000

   Class B                                                            1.00000000


8. Investor Charged-Off Amount
                                                            Cumulative  Investor
                                            November, 2002  Charged-Off Amount

   (a) Group One                           $168,191,703.77                 $0.00

   (b) Series 2001-1                         $7,428,302.51                 $0.00

   (c) Class A                               $7,056,927.40                 $0.00

       Class B                                 $371,375.11                 $0.00

   (d) As an annualized percentage of
       Principal Receivables at the
       beginning of November, 2002                   7.06%                   N/A

                                   2

9. Investor Losses for November, 2002

                                                          Per $1,000 of Initial
                                               Total    Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2001-1                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

10. Reimbursement of Investor Losses for November, 2002

                                                          Per $1,000 of Initial
                                                Total   Series Investor Interest
   (a) Group One                                $0.00                      $0.00

   (b) Series 2001-1                            $0.00                      $0.00

   (c) Class A                                  $0.00                      $0.00

       Class B                                  $0.00                      $0.00

11. Aggregate Amount of Unreimbursed Investor Losses for November, 2002

                                                         Per $1,000 of Initial
                                               Total   Series Investor Interest
   (a) Group One                               $0.00                       $0.00

   (b) Series 2001-1                           $0.00                       $0.00

   (c) Class A                                 $0.00                       $0.00

       Class B                                 $0.00                       $0.00

12. Investor Monthly Servicing Fee payable on this Distribution Date
   (a) Group One                                                  $47,666,943.32

   (b) Series 2001-1                                               $2,105,263.33

   (c) Class A                                                     $2,000,000.00

       Class B                                                       $105,263.33

13. Class Available Subordinated Amount at the end of the Distribution Date

                                                           As a Perecentage of
                                           Total        Class A Invested Amount
       Series 2001-1, Class B          157,894,750.00                   13.1579%

                                   3

14. Total Available Credit Enhancement Amounts

                                                  Shared Amount   Class B Amount
  (a) Maximum Amount on this Distribution Date            $0.00   $94,736,850.00

  (b) Available Amount on this Distribution Date          $0.00   $94,736,850.00

  (c) Amount of unreimbursed Drawings on Credit
      Enhancement on this Distribution Date               $0.00            $0.00

  (d) Credit Enhancement Fee on this Distribution Date                $79,930.49

15. Delinquency Summary
   Master Trust Receivables Outstanding at the end of
   November, 2002                                             $34,581,816,801.25

                                       Delinquent Amount    Perecentage of Ending
    	Payment Status                  Ending Balance      Receivables Outstanding

   	30-59 Days                          $732,434,616.19           2.12%

   	60-179 Days                       $1,497,801,364.59           4.33%

                                                       (1)
16. Excess Spread Percentages on this Distribution Date

                 (2)
   (a) Group One                                                           5.15%
                     (3)
   (b) Series 2001-1                                                       6.14%

                                              (4)
17. Net Charge-Offs on this Distribution Date

   Charge-offs net of recoveries as an annualized percentage of
   Principal Receivables at the beginning of November, 2002                6.40%

                              U.S. Bank National Association
                              as Trustee

                           BY:______________________________

                              Vice President


______________________________________
(1) Investors should refer only to the higher of the Group Excess Spread Percentage (Item 16(a)) and the Series Excess Spread Percentage (Item 16(b)) in assessing the current performance of the Trust and the Receivables. If necessary, the Trust will use funds available from series with positive Series Excess Spreads to cover expenses (as detailed in note 3 below) for series, if any, with negative Series Excess Spreads. The Group Excess Spread Percentage reflects the aggregate amount of Series Excess Spread remaining after all Trust expenses for all series have been paid or reimbursed, including expenses paid or reimbursed through such reallocations of Series Excess Spread. The Group Excess Percentage expresses this amount as a percentage of the Aggregate Investor Interest in the Trust as of the beginning of the month.

(2) Group Excess Spread is the sum of the Series Excess Spreads (as described below) for each series in the Group. The Group Excess Spread Percentage is equal to the Group Excess Spread, multiplied by twelve, divided by the Series Investor Interests at the beginning of the period for each series in the Group.

(3) Series Excess Spread is the difference between (a) the sum of Finance Charge Collections, Yield Collections, Additional Funds and Investment Income for any Class of this Series (see
Item 3(c)), and (b) the sum of (i) the monthly interest for each Series (see 'Deposits into the SIFA on this Distribution Date' in Item 6), (ii) the monthly servicing fee for each Series (see Item 12(b)), (iii) the Investor Charged-Off
Amount (see Item 8(b)), and (iv) the Credit Enhancement Fee (see Item 14(d)), in each case for this Distribution Date.
The Series Excess Spread Percentage is equal to the Series Excess Spread, multiplied by twelve, divided by the Series Investor Interest for this Series at the beginning of the period.

(4) For purposes of allocations to investors, recoveries are treated as Finance Charge Collections and are included as such in Item 3 above.

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          DISCOVER CARD MASTER TRUST I

                         Series 2001-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES
	The undersigned, a duly authorized representative of Discover Bank (formerly
Greenwood Trust Company), as Master Servicer pursuant to the Pooling & Servicing
Agreement dated as of October  1, 1993, as amended (the 'Pooling & Servicing
Agreement') and the Series Supplement, dated  as of January  4, 2001 (the
'Series Supplement') by and between Discover Bank and U.S. Bank National
Association, as Trustee, does hereby certify as follows with respect to the
Series Supplement for the Discover Card Master Trust I, Series 2001-1 Master
Trust Certificates for the Distribution Date occurring on December 16, 2002:

1. Discover Bank (formerly Greenwood Trust Company) is Master
   Servicer under the Pooling and Servicing Agreement.

2. The undersigned is a Servicing Officer of Discover Bank as
   Master Servicer.

3. The aggregate amount of Collections processed during
   November, 2002 is equal to                                   $5,722,350,373.71

4. The aggregate amount of Class A Principal Collections
   processed during November, 2002 is equal to                   $184,872,853.33

5. The aggregate amount of Class A Finance Charge Collections
   processed during November, 2002 is equal to                    $16,942,999.65

6. (a) The aggregate amount of Class A Principal Collections recharacterized as Series Yield Collections during
       November, 2002 is equal to                                          $0.00

   (b) The aggregate amount of Class A Additional Funds for
       this Distribution date is equal to                                  $0.00

7. The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class A Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class A Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class A Investor Interest is equal to           $0.00

8. The sum of all amounts payable to the Class A Certificateholders
   on the current Distribution Date is equal to                    $1,654,625.00

                                   1

9. The aggregate amount of Class B Principal Collections
   processed during November, 2002 is equal to                     $9,729,046.61

10.The aggregate amount of Class B Finance Charge Collections
   processed during November, 2002 is equal to                       $891,635.69

11.(a) The aggregate amount of Class B Principal Collections recharacterized as Series Yield Collections during
       November, 2002 is equal to                                          $0.00

   (b) The aggregate amount of Class B Additional Funds for
       this Distribution date is equal to                                  $0.00

12.The amount of drawings under the Credit Enhancement required to be made and not immediately reimbursed on the related Drawing Date pursuant to the Series Supplement:

   (a) with respect to the Class B Required Amount Shortfall
       is equal to                                                         $0.00

   (b) with respect to the Class B Cumulative Investor
       Charged-Off Amount is equal to                                      $0.00

   (c) with respect to the Class B Investor Interest is equal to           $0.00

13.The sum of all amounts payable to the Class B Certificateholders
   on the current Distribution Date is equal to                      $105,033.07




14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to the section entitled Master Servicer's Monthly Certificate of the Series Supplement.


   IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of December, 2002.


 Series 2001-1                      DISCOVER BANK
                                    as Master Servicer


                                    By: /S/ Michael F. Rickert
                                    ___________________________________
                                    Vice President, Chief Accounting
                                    Officer and Treasurer

                                   2